PROMISSORY NOTE

US $ 167,500

DATED: May 3, 2004

WHEREAS SIERRA MINERAL AND MINING, INC. (the "Holder") has agreed to loan to MINERA RIO TINTO S.A. de C.V. (the "Borrower") the amount of US $167,500 (the "Loan").

FOR VALUE RECEIVED, the Borrower promises to pay to the Holder the sum of US $ 167,500, together with accrued interest at the rate of 8% per annum on or before April 9, 2004.

The Borrower shall pay the Loan together with accrued interest when due without set-off or counterclaim and without deduction or withholding for or on account of any present or future taxes, levies, duties, imposts or other charges of any kind.

The Borrower waives presentment, dishonour, notice of dishonour, protest or notice of protest of this promissory note.

The Borrower may, at any time and from time to time, prepay all or any part of the amount owing hereunder without notice, penalty or bonus.

This promissory note shall be governed by and construed in accordance with the laws of the province of British Columbia, Canada.

IN WITNESS WHEREOF, the Borrower has executed this promissory note as of the 3rd day of May, 2004.

SIGNED, SEALED and DELIVERED in the presence of:	) ) ) ) ) ) ) ) ) ) )	MINERA RIO TINTO S.A. de C.V.
Per:
Marisa Alarcón Barragán		Mario Ayub
Pascual Orozco # 2117-A Chihuahua, Chih. 31310		Pacual Orozco # 2117-A Chihuahua, Chih. 31310
Secretary		Administrador Unico